                              CONSULTING AGREEMENT
                              --------------------

     THIS CONSULTING AGREEMENT (the "Consulting Agreement") is made this 4th day of April, 1996, by and between MLF CO. ("MLF") and OMNICARE, INC., a Delaware corporation with its principal place of business in Cincinnati, Ohio (the "Company").

     WHEREAS, contemporaneous with the execution of this Consulting Agreement, the Company has entered into an Employment Agreement with Mary Lou Fox ("Ms. Fox"), who has an ownership interest in MLF (the "Employment Agreement"), whereby Ms. Fox will be employed by Westhaven Services Co., a Delaware corporation which is a subsidiary of the Company ("Westhaven").

     WHEREAS, the Company now desires to retain MLF for the purpose of providing consulting services in furtherance of Westhaven's and the Company's institutional pharmacy business and such other businesses in which the Company or its subsidiaries or affiliates may be engaged during the term of this Consulting Agreement (collectively the "Business"), and MLF desires to provide those services; and

     WHEREAS, MLF shall have access to confidential financial information, trade secrets and other confidential and proprietary information of the Company;

     NOW, THEREFORE, in consideration of these recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 SECTION 1:  CONSULTING SERVICES
 -------------------------------

     1.1 SERVICES. MLF shall provide advisory and consulting services to the Company during the term of this Consulting Agreement as the Company may reasonably direct. MLF agrees to devote its best efforts to providing advisory and consulting services pursuant to this Consulting Agreement, and to provide those services in an efficient, trustworthy and businesslike manner. MLF shall not act in any manner directly or indirectly which may damage the business of the Company or which would adversely affect the goodwill, reputation and business relations of the Company with the public generally or with any of its employees.

     1.2 OTHER BUSINESS OF MLF. To the extent that MLF does not have consulting services to perform for the Company, MLF may engage in consulting and other projects, as long as MLF's engaging in those activities does not breach any term of this Consulting Agreement, including but not limited to the restrictive covenants contained in Section 5, and MLF does not appropriate any opportunities of the Company. If MLF desires to engage in a non-competing project or activity which arises out of or is related in any way to the health care industry, MLF will first bring it to the attention of the Company and ascertain whether the Company is interested in pursuing it. If, after a period of thirty (30) days, the Company has no good faith interest in pursuing such project or activity, MLF shall be free to pursue it, provided that it does not breach any term of this Agreement. Any disputes arising between the parties under this Section shall be resolved pursuant to procedure set forth in Section 6.8. The Company agrees, subject to the restrictions set forth in Section 5, that MLF may engage in a cruise ship pharmacy project and consulting to Medico, provided that such cruise ship pharmacy project is not now and shall not henceforth be deemed to be competitive pursuant to Section 5.3 even if, subsequent hereto, the Company shall elect to engage in such business.

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



 SECTION 2:  TERM
 ----------------

     2.1 TERM. This Consulting Agreement shall commence as of February 1, 1996 (the "Effective Date") and shall continue for a period of five years from the Effective Date, unless such term shall be extended by mutual agreement between the parties or this Consulting Agreement is terminated as provided for in Sections 2.2 and 2.3 of this Consulting Agreement.

     2.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company shall have the right to terminate this Consulting Agreement for the following causes (a "Company Termination for Cause"):

            (a) Conviction of any employee of MLF, its owners, and other persons or entities over which MLF has control for, or entry of a plea of guilty or nolo contendere by MLF with respect to, any felony or any crime involving an act of moral turpitude;

            (b) Commission by any employee of MLF, its owners, and other persons or entities over which MLF has control of any act of fraud or dishonesty;

            (c) Conduct by any employee of MLF, its owners, and other persons or entities over which MLF has control which is intentionally detrimental to the reputation, goodwill or business operations of the Company;

            (d) Negligent conduct by any employee of MLF, its owners, and other persons or entities over which MLF has control which is detrimental to the reputation, goodwill or business operations of the Company;

            (e) MLF's failure to provide satisfactory consulting or advisory services reasonably requested by the Company;

            (f) MLF's material breach or threatened breach of the restrictive covenants set forth in Section 5 of this Consulting Agreement;

            (g) Termination of Ms. Fox' employment with Westhaven or with the Company, or any affiliate or subsidiary of the Company, or termination of Ms. Fox' active involvement with or ownership of MLF for any reason;

            (h)      MLF is dissolved.

     Upon any Company Termination for Cause, all payments to MLF under Section 3 of this Consulting Agreement shall cease immediately, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any payments already earned or vested as of that date.

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



     2.3 TERMINATION BY MLF FOR CAUSE. MLF shall have the right to terminate this Consulting Agreement for the following causes (a "MLF Termination for Cause"):

            (a) Termination of Ms. Fox' employment with Westhaven or with the Company, or with any affiliate or subsidiary of the Company, for any reason;

            (b) Ms. Fox ceases her involvement with MLF or MLF is dissolved;

            (c) Material breach or threatened breach by the Company of its obligations hereunder.

     Upon any MLF Termination for Cause, all payments to MLF under Section 3 of this Consulting Agreement shall cease immediately, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any payments already earned or vested as of that date.

 SECTION 3:  PAYMENTS
 ----------  --------

     3.1 PAYMENTS. The Company shall pay to MLF during the term of this Consulting Agreement, the sum of Twelve Thousand Five Hundred Dollars ($12,500.00), per month for its advisory and consulting services.

     3.2 BENEFITS. The Company and Ms. Fox acknowledge that, MLF's employees are not eligible for and shall not participate in any pension, health or other fringe benefit plan of the Company during the term of this Consulting Agreement. However, Ms. Fox is entitled to benefits as an employee of Westhaven pursuant to paragraph 3.4 of the Employment Agreement.

     3.3 REIMBURSEMENT OF BUSINESS EXPENSES. The Company will reimburse MLF for all authorized, ordinary and necessary business expenses incurred by it in connection with the Business. Reimbursement of such expenses shall be paid monthly, upon submission by MLF to the Company of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business purpose of any expenditures.

 SECTION 4:  ALL BUSINESS TO BE THE PROPERTY OF THE COMPANY; ASSIGNMENT
 ----------------------------------------------------------------------

     4.1 BUSINESS TO BE PROPERTY OF THE COMPANY. MLF agrees that any and all business and "confidential information" (as defined in Section 5.1 hereof) which are part of or related to the Business and which are or have been developed by it or by any employee or agent of the Company or any of its affiliates or subsidiaries, or their respective successors, or MLF, including, without limitation, contracts, fees, commissions, customer lists and any other incident of any business developed by the Company, or carried on by MLF for the Company, are and shall be the exclusive property of the Company for its sole use.

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



 SECTION 5:  COVENANTS OF NONDISCLOSURE, NONSOLICITATION AND NONCOMPETITION
 --------------------------------------------------------------------------

     5.1 NONDISCLOSURE. MLF, its owners, employees, and any other persons or entities over which MLF has control shall not at any time during or after termination of MLF's consulting relationship with the Company, directly or indirectly, use any proprietary, "confidential information" of the Company or any of its affiliates or subsidiaries, including, without limitation, Westhaven, for any purpose not associated with Company activities, or disseminate or disclose any such information to any person or entity not affiliated with the Company. Such Company proprietary, "confidential information" includes, without limitation, customer lists, computer technology, programs and data, whether online or off-loaded on disk format, sales, marketing and prospecting methodologies, plans and materials, and any other such plans, programs, methodologies and materials used in managing, marketing or furthering the Business. Upon termination of MLF's consulting relationship with the Company, MLF will return, and cause to be returned, to the Company all documents, records, notebooks, manuals, plans and materials, computer disks and similar repositories of or containing Company proprietary, "confidential information", including all copies thereof, then in MLF's possession or control, whether prepared by MLF or otherwise. MLF will undertake all reasonably necessary and appropriate steps to insure that the confidentiality of Company proprietary, "confidential information" shall be maintained.

     5.2 NONSOLICITATION. During its consulting relationship with the Company and for a period of two (2) years after termination of the consulting relationship, whether such termination was voluntary or involuntary, with or without cause, MLF, its owners, employees, and any other persons or entities over which MLF has control will not solicit, take away, hire, employ or endeavor to employ any of the employees of the Company or any affiliate or subsidiary of the Company, or their respective successors.

     5.3 NONCOMPETITION. MLF agrees that during its consulting relationship with the Company and for two years after termination of the consulting relationship, whether such termination was voluntary or involuntary, with or without cause, it, its owners, employees, and any other persons or entities over which MLF has control will not, directly or indirectly, engage or be interested in any business competing with the Business of the Company, its subsidiaries, affiliated companies, or their respective successors, or, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venturer, partner or consultant, or otherwise engage or invest or participate in, any business which shall compete with the Company or any Business conducted by the Company, its subsidiaries or affiliated companies, or their respective successors, throughout the United States of America. For purposes of this
Section 5, the term "Business" shall mean the institutional pharmacy business, all other businesses in which the Company or its affiliates or subsidiaries are engaged on the Effective Date, and any other business in which the Company or its affiliates or subsidiaries are engaged during the Company's fiscal year immediately preceding the date on which the consulting relationship is terminated, the sales of which business account for four percent (4%) or more of the total consolidated sales of the Company and its affiliates or subsidiaries during such fiscal year. Further, nothing herein shall limit or waive any rights of the Company under any other agreement between the parties regarding noncompetition.

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



     5.4 APPLICABILITY. The provisions of Sections 5.1, 5.2, and 5.3 immediately preceding shall remain in effect in accordance with their respective terms notwithstanding any termination of MLF's consulting relationship with the Company regardless of the cause or circumstances thereof and whether such termination was voluntary or involuntary. Further, MLF's covenants of nondisclosure, noncompetition and nonsolicitation along with the Company's remedies for the breach or threatened breach of those covenants shall remain in effect in accordance with their respective terms following any termination of this Consulting Agreement.

     5.5 REMEDIES. In view of the services which MLF will perform for the Company, which are special, unique, extraordinary and intellectual in character, which place it in a position of confidence and trust with the customers and employees of the Company and which provide it with access to confidential financial information, trade secrets, "know-how" and other confidential and proprietary information of the Company, in view of the geographic scope and nature of the business in which the Company is engaged, and recognizing the value of this Consulting Agreement to it, MLF expressly acknowledges that the restrictive covenants set forth in this Consulting Agreement, including, without limitation, the geographic scope of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Company. MLF further acknowledges that the remedy at law for any breach or threatened breach of this Consulting Agreement will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive or any other appropriate form of equitable relief. Without limitation upon any other remedies available to the Company, in the event MLF breaches or threatens to breach these restrictive covenants, it shall not receive any further payments from the Company pursuant to this Consulting Agreement, following the operation of the thirty (30) day cure period provided for in Section 6.12 hereof, but only if such breach or threatened breach has not been cured. Non-payment by the Company does not waive any right or remedy of MLF that it may assert or have the right to assert hereunder.

     5.6 As an express condition of this Consulting Agreement and to the Company's performance of its obligations hereunder, MLF shall obtain from its owners, employees, significant independent contractors and any other persons or entities over which MLF has control, as soon as possible in each case, agreements in form and substance satisfactory to the Company, which reflect the provisions and restrictions of Sections 5.1, 5.2 and 5.3 respectively as to each such person or entity. Such agreements shall be entered into for the benefit of the Company and copies thereof shall be furnished to the Company promptly. In the case of Ms. Nancy Bucci (who, to the extent she is involved in the activities and business of MLF, shall be a full time employee of MLF), such agreement shall be entered into and delivered to the Company upon the earlier of the execution and delivery of this Consulting Agreement, or the date on which she commences employment with MLF.

 SECTION 6:  MISCELLANEOUS PROVISIONS
 ------------------------------------

     6.1 CONFIDENTIALITY. MLF, and any person or entity within its control, and the Company shall keep the terms of this Consulting Agreement and the Employment Agreement absolutely confidential and will not disclose them to any person or entity, except by the Company to the extent necessary or desirable for it to comply with applicable laws and regulations.

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



     6.2 INDEMNIFICATION. The Company shall save and hold harmless MLF from and against any claim of liability or loss (including reasonable attorneys' fees) arising as a result of MLF's proper performance of its obligations under this Consulting Agreement. Notwithstanding the foregoing, the Company shall not be required to indemnify MLF for any unlawful or unauthorized action or actions beyond the scope of this Consulting Agreement.

     6.3 ASSIGNMENT AND PERFORMANCE. The Company may assign its rights and obligations under this Consulting Agreement to any corporation or other entity which is controlled by or is under common control with the Company, or which succeeds to all or substantially all of the assets of the Company without MLF's consent. This Consulting Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The Company may perform any or all of its obligations under this Consulting Agreement directly, or through any of its subsidiaries or affiliates, including but not limited to Westhaven. MLF's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

     6.4 NOTICES. All notices, requests, demands, or other communications under this Consulting Agreement shall be in writing and shall only be deemed to be duly given if made in writing and sent by first class mail, overnight courier or telecopy to the following address:

                            Cheryl D. Hodges, Senior Vice President
                              and Secretary
                            Omnicare, Inc.
                            2800 Chemed Center
                            255 E. Fifth Street
                            Cincinnati, Ohio 45202

                                     and

                            MLF Co.
                            c/o Ms. Mary Lou Fox
                            30171 Waterford Drive West
                            Perrysburg, Ohio 43551-3493

     6.5 SEVERABILITY. If any provision or portion of this Consulting Agreement shall be or become illegal, invalid or unenforceable in whole or in part for any reason, such provision shall be ineffective only to the extent of such illegality or invalidity without invalidating the remainder of such provision or the remaining provisions of this Consulting Agreement. If any court should deem any covenant herein to be invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     6.6 AMENDMENT AND WAIVER. This Consulting Agreement constitutes the entire agreement between the parties hereto and may be modified, amended or waived only by a written instrument signed by the parties hereto.

     6.7 GOVERNING LAW. This Consulting Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Ohio applicable to contracts executed and wholly performed within such State and, in enforcing such governing laws, any court of competent jurisdiction shall afford all relief which an Ohio court would afford under similar circumstances.

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



     6.8 DISPUTE RESOLUTION. Any matter subject to arbitration under Section 1.2 hereof, and any other matter which the parties, in the future, may agree to submit to arbitration shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration proceedings shall be held in Cincinnati, Ohio, U.S.A.

     6.9 COUNTERPARTS. This Consulting Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     6.10 INTERPRETATION. The headings contained in this Consulting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Consulting Agreement. The language in all parts of this Consulting Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Consulting Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

     6.11 NON-WAIVER OF RIGHTS AND BREACHES. No failure or delay of any party herein in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party. The parties acknowledge that this Consulting Agreement has been developed and drafted jointly and with the assistance of counsel.

     6.12 RIGHT TO CURE. In the event that either party in good faith believes that the other has violated (whether by breach, threatened breach or otherwise) any of the terms of this Consulting Agreement, then that party shall give notice in writing to the other party as provided in Section 6.4 of this Agreement of the alleged violation, and that party shall have thirty (30) days following receipt of said notice to cure any such alleged violation.

     6.13 BOARD APPROVAL. Notwithstanding any provision hereof to the contrary, this Agreement, including, though without limitation, the provisions of Section 3.1, and the rights and responsibilities of the parties hereunder, are subject to approval of the Board of Directors of the Company, which approval will be recommended by Joel Gemunder.

 SECTION 7:  RIGHT OF FIRST REFUSAL
 ----------------------------------

     7.1 The Company shall have a right of first refusal in respect of the sale or transfer of all or substantially all of the shares or assets of MLF (a "Sale"). In the event of any proposed Sale, MLF shall notify the Company of the material terms and conditions thereof and the identity of the proposed purchaser or transferee, certifying that same is ready, willing and able to consummate the proposed purchase or transfer. The Company shall have a period of sixty (60) days from its receipt of such notice and certification in which to notify MLF of its intention to exercise said right upon the same terms and conditions. Unless otherwise agreed, the parties shall complete such sale and purchase or transfer within thirty (30) days of MLF's receipt of such notice.

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



     IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

                                             OMNICARE, INC.

                                             By:/s/Joel F. Gemunder
                                                ----------------------
                                             Its:President
                                                ----------------------

                                             MLF CO.

                                             By: /s/Mary Lou Fox
                                                ----------------------
                                             Its:President
                                                ----------------------

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